UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2026

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000
Fort Worth, Texas 76102
(Address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2026 (the “Signing Date”), HighPeak Energy, Inc. (the “Company”) entered into (x) a Securities Purchase Agreement, with PT Danantara Energy International (“DEI”), a subsidiary of PT Danantara Investment Management pursuant to which DEI has agreed to purchase from the Company 250,000 shares of a newly created series of convertible preferred stock, designated as Series A 6.0% Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) and (y) a Securities Purchase Agreement with PT Tunas Harapan Perkasa (“THP”), a subsidiary of PT Energi Mega Persada Tbk, pursuant to which THP has agreed to purchase from the Company 200,000 shares of Series A Preferred Stock.

The Series A Preferred Stock does not have a maturity date. Cumulative cash dividends on the Series A Preferred Stock will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, expected to commence on December 31, 2026, when, as and if declared by the Company's board of directors. Dividends will be paid at a rate (i) from the closing to, but excluding, the second anniversary of the closing, 6.0% per annum if paid in cash or 7.5% per annum if paid in kind, (ii) from the second anniversary to, but excluding, the fifth anniversary of the closing, 7.5% per annum if paid in cash or 9.0% per annum if paid in kind, and (iii) from and after the fifth anniversary of the closing, 10.0% per annum. Each share of Series A Preferred Stock has a liquidation preference of $1,000 per share (the “Stated Value”), plus accumulated but unpaid dividends, and is convertible, at the holder's option at any time into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the rate per share determined by dividing (i) the sum of (x) the Stated Value per share and (y) the accrued and unpaid dividends since the immediately preceding preferred dividend by (ii) the conversion price in effect as of the date thereof (initially $9.50 per share, but subject to customary adjustments (the “Conversion Price”)). The Series A Preferred Stock may be redeemed by the Company on or after the third anniversary of the closing upon 20 business days’ notice at a cash redemption price equal to an amount that when taken together with any cash dividends would result in a 10.0% IRR (as calculated using the Microsoft Excel XIRR function). The Series A Preferred Stock will be mandatorily convertible at the option of the Company after the third anniversary of the closing if the closing price of the Common Stock exceeds 150% of the Conversion Price for thirty out of forty consecutive market trading days.

Each Securities Purchase Agreement contains certain representations, warranties, covenants and agreements, which include (without limitation), (i) the right by DEI or THP, as applicable, to nominate one individual for election to the Company’s Board of Directors, (ii) restrictions on the transfer of the Series A Preferred Stock for a period of two years following the closing (subject to certain exceptions), and (iii) a standstill agreement from the period beginning at the closing and ending on the second anniversary of the closing.

Additionally, in connection with the closing, the Company will also enter into a registration rights agreement providing for certain demand and piggyback registration rights related to the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

The foregoing description of the Securities Purchase Agreements are subject to and qualified in its entirety by reference to the Securities Purchase Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Series A Preferred Stock pursuant to the Securities Purchase Agreements, the terms of the Series A Preferred Stock, and the shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock is incorporated by reference into this Item 3.02. The Series A Preferred Stock will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock will be offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) or Section 3(a)(9) thereof and/or and Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On the Signing Date, the Company issued a press release announcing the sale of Series A Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01.         Other Events

In connection with the Company’s entry into the Securities Purchase Agreements, the Company has also entered into a debt commitment letter for an aggregate amount of $800 million with Citigroup, N.A. and Fifth Third Bank, National Association in connection with the refinancing of the Company’s revolving credit agreement, which is expected to be completed in connection with the closing of the investment.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1#	Securities Purchase Agreement, dated as of October 6, 2026, by and between HighPeak Energy, Inc. and PT Danantara Energy International.

10.2#	Securities Purchase Agreement, dated as of October 6, 2026, by and between HighPeak Energy, Inc. and PT Harapan Perkasa.

99.1	Press Release, dated October 6, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

#	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

	By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

Dated: October 6, 2026